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                                                                     Exhibit 4.1


                             CERTIFICATE OF TRUST

     The undersigned, the trustees of Host Marriott Financial Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
(S)3810, hereby certify as follows:

     1. The name of the business trust being formed hereby (the "Trust") is "Host Marriott Financial Trust".

     2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                               Delaware Trust Capital Management, Inc.
                               900 N. Market Street
                               Wilmington, Delaware 19801

     3.    This Certificate of Trust shall be effective as of the date of filing

Dated: November 25, 1996.
                                     Delaware Trust Capital Management, Inc., as
                                     Delaware Trustee

/s/ Robert E. Parsons, Jr.           By:  /s/ Richard Smith
-----------------------------             -----------------------------
Robert E. Parsons, Jr.               Name:       Richard Smith
Title: Administrative Trustee                    James Tullis
                                     Title:


/s/ Bruce D. Wardinski
-----------------------------
Bruce D. Wardinski
Title: Administrative Trustee



/s/ Christopher G. Townsend
-----------------------------
Christopher G. Townsend
Title: Administrative Trustee